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                                                                    Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of NRT Incorporated on Form S-1 of our report dated June 19, 1998, related to the statements of operations, shareholders' equity, and cash flows of Cornish & Carey Residential, Inc. for the years ended December 31, 1995 and 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

San Francisco, California
February 9, 1999